UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 1, 2014, Universal Health Services, Inc. (the “Company”) and certain of its subsidiaries amended their existing accounts receivable securitization facility (the “Receivables Facility”) with a group of conduit lenders, liquidity banks, and PNC Bank, National Association, as administrative agent. The Receivables Facility provides for borrowings outstanding from time to time by certain of the Company’s subsidiaries in exchange for undivided security interests in their respective accounts receivable and matures on October 25, 2016.

The parties to the Receivables Facility entered into Amendment No. 3 (the “Amendment”) to the Amended and Restated Credit and Security Agreement, dated as of October 27, 2010, pursuant to which, among other things, (i) the borrowing limit under the Receivables Facility was increased from $275 million to $360 million and (ii) Atlantic Asset Securitization LLC and Credit Agricole Corporate and Investment Bank became parties to the Receivables Facility.

The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as it were fully set forth herein.

Item 1.02	Termination of a Material Definitive Agreement.

On July 31, 2014, the Company redeemed the entire $250 million aggregate principal amount of its 7% Senior Notes due 2018 (the “2018 Notes”) issued and outstanding, at a cash redemption price equal to the sum of 100% of the principal amount of the 2018 Notes, accrued and unpaid interest thereon to the redemption date and an “applicable premium” equal to the excess of (a) the present value as of the redemption date of (i) the redemption price of the 2018 Notes on October 1, 2014 (such redemption price being 103.500%) plus (ii) all required interest payments due on the 2018 Notes through October 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of the redemption date plus 50 basis points, over (b) the then-outstanding principal of the 2018 Notes. The 2018 Notes were redeemed for an aggregate price equal to 104.56% of the principal amount plus accrued interest to the redemption date. The 2018 Notes were issued under the Indenture, dated as of September 29, 2010, between the Company, as successor by merger to UHS Escrow Corporation, and Union Bank, N.A., as trustee (the “Trustee”), as amended by the Supplemental Indenture, dated as of November 15, 2010, among the Company, the Trustee and the subsidiary guarantors signatory thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

New Senior Secured Notes due 2019 and 2022. On July 29, 2014, the Company and certain of its subsidiaries, as guarantors (the “Subsidiary Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell (i) $300,000,000 aggregate principal amount of the Company’s 3.750% Senior Secured Notes due 2019 and (ii) $300,000,000 aggregate principal amount of the Company’s 4.750% Senior Secured Notes due 2022 (collectively, the “Senior Secured Notes”). The Subsidiary Guarantors agreed to guarantee payment of the Senior Secured Notes on a senior secured basis (the “Guarantees”).

The offering of the Senior Secured Notes is expected to close on August 7, 2014 (the “Closing Date”). The Company intends to use the proceeds of the offering of the Senior Secured Notes, together with the proceeds of (i) an amended and restated Credit Agreement (the “Senior Credit Facility”) (further described below), to be dated on or about the Closing Date, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (ii) borrowings under the Receivables Facility, to refinance (a) certain outstanding borrowings under the Company’s existing Credit Agreement, dated as of September 21, 2012, as amended (the “Existing Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (b) the Company’s 2018 Notes (which were redeemed on July 31, 2014, as explained in Item 1.02 above).

The Senior Secured Notes and the Guarantees will be secured by (a) a first-priority lien, subject to specified permitted liens, on certain of the tangible and intangible assets of the Company and the Subsidiary Guarantors, now owned or hereafter acquired by the Company and any Subsidiary Guarantor, other than the Company’s real property, accounts receivable sold pursuant to the Receivables Facility and certain other excluded assets (the “Collateral”). The Collateral will also secure on a first-priority basis the Senior Credit Facility and the Company’s existing 7.125% Senior Notes due 2016.

The Senior Secured Notes were offered only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Secured Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Senior Credit Facility. The Company is undertaking to enter into the Senior Credit Facility, an amendment and extension of the Existing Credit Agreement, on or about the Closing Date. The Senior Credit Facility will consist of (i) an $800.0 million revolving credit facility and (ii) a $1,774.5 million Term Loan A facility, which will be used to refinance the Term Loan A and Term Loan A-2 facilities under the Existing Credit Agreement. The Company also plans to refinance the Term Loan B facility under the Existing Credit Agreement using other borrowed funds. The Collateral for the Senior Credit Facility is described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Third Amendment to Amended and Restated Credit and Security Agreement, dated as of August 1, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President and
Chief Financial Officer

Date: August 4, 2014

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Third Amendment to Amended and Restated Credit and Security Agreement, dated as of August 1, 2014.